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                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

                                   ----------

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of report (Date of earliest event reported): June 8, 2004

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                          FIRST SENTINEL BANCORP, INC.
             (Exact name of registrant as specified in its charter)

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           Delaware                       000-23809              22-3566151
(State or other jurisdiction of          (Commission           (IRS Employer
incorporation or organization)           File Number)        Identification No.)

           1000 Woodbridge Center Drive, Woodbridge, New Jersey 07095 (Address of principal executive offices, including zip code)

       Registrant's telephone number, including area code: (732) 726-9700

                                 Not Applicable
          (Former name or former address, if changed since last report)

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Items 1 through 4, 6, 8, 9, 10, 11 and 12. Not Applicable.

Item 5. Other Events and Required FD Disclosure.

      On June 8, 2004, First Sentinel Bancorp, Inc. ("First Sentinel") and Provident Financial Services, Inc. ("Provident") issued a press release announcing that the companies have received approval from the Federal Deposit Insurance Corporation to complete the merger of First Savings Bank, the wholly owned subsidiary of First Sentinel, with and into The Provident Bank, the wholly owned subsidiary of Provident. The transaction remains subject to the non-objection of the Federal Reserve Bank of New York, which has received written notice of the transaction. The merger is also subject to the approval of the stockholders of both Provident and First Sentinel.

      Election materials will be mailed to First Sentinel stockholders on or about June 9, 2004, with a deadline for submission of 5:00 p.m. on June 30, 2004. Assuming the non-objection of the Federal Reserve Bank of New York and receipt of stockholder approvals, it is anticipated that the transaction will be consummated in mid-July. The joint press release issued by Provident and First Sentinel is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 7. financial statements and exhibits.

      (a)   Not applicable.

      (b)   Not applicable.

      (c)   Exhibits

            The following Exhibits are filed as part of this Report:

            Exhibit No.     Description
            -----------     -----------

            99.1            Press  Release,   dated  June  8,  2004,  announcing
                            Provident Financial Services, Inc. obtains FDIC approval of the First Sentinel Merger


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                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       FIRST SENTINEL BANCORP, INC.

                                       By: /s/ Christopher Martin
                                           -------------------------------------
                                           Christopher Martin
                                           President and Chief Executive Officer

Dated:  June 8, 2004


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                                  EXHIBIT INDEX

Exhibit Number    Description

    99.1 Press Release, dated June 8, 2004, announcing Provident Financial Services, Inc. obtains FDIC approval of the First Sentinel Merger


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